Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Pattie Kushner (media) - +1 336-436-8263
Media@labcorp.com

Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

CONVERSION RIGHT TRIGGERED FOR LABCORP’S ZERO COUPON CONVERTIBLE SUBORDINATED NOTES DUE 2021

Burlington, NC, October 1, 2018 - LabCorp® (NYSE: LH) announced today that its Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes) may be converted as set forth below.
The Zero Coupon Notes are convertible into cash and Common Stock of LabCorp, if any, subject to the terms of the Zero Coupon Notes and the Indenture, dated as of October 24, 2006, between LabCorp and The Bank of New York Mellon, as trustee (Trustee) and the conversion agent.

In order to exercise the option to convert all or a portion of the Zero Coupon Notes, holders must validly surrender their Zero Coupon Notes at any time during the calendar quarter through the close of business at 5:00 p.m., New York City time, on Monday, December 31, 2018. The Trustee has informed LabCorp that, as of this date, all custodians and beneficial holders of the Zero Coupon Notes hold the Zero Coupon Notes through Depository Trust Company (DTC) accounts and that there are no certificated Zero Coupon Notes in non-global form. Accordingly, all Zero Coupon Notes surrendered for conversion must be delivered through the transmittal procedures of DTC.

Should Zero Coupon Notes be converted, LabCorp would be required to pay holders in cash for the accreted principal amount of the securities to be converted, with the remaining amount, if any, to be satisfied with shares of Common Stock. The shares required for settlement of the Zero Coupon Notes are included in LabCorp’s computation of fully diluted earnings per share.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of more than $10 billion for 2017. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

This press release contains forward-looking statements including but not limited to statements with respect to estimated 2018 guidance and the related assumptions, the impact of various factors on operating and financial results, expected savings and synergies (including from the LaunchPad initiative and from acquisitions), and the opportunities for future growth. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions and other unforeseen changes and general uncertainties in the marketplace, changes in government regulations, including healthcare reform, customer purchasing decisions, including changes in payer regulations or policies, other adverse actions of governmental and third-party payers, changes in testing guidelines or recommendations, adverse results in material litigation matters, the impact of changes in tax laws and regulations, failure to maintain or develop customer relationships, our ability to develop or acquire new products and adapt to technological changes, failure in information technology, systems or data security, employee relations, and the effect of exchange rate fluctuations. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors, risks and uncertainties that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the

Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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